UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2016

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) was held on December 12, 2016. At the Meeting, the shareholders voted on the following six proposals and cast their votes as follows:

Proposal 1: To elect eleven members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non- Votes
Carol A. Bartz	3,475,696,349	136,305,191	5,959,935	731,046,917
M. Michele Burns	3,114,577,721	488,580,727	14,803,027	731,046,917
Michael D. Capellas	3,569,674,067	43,231,709	5,055,699	731,046,917
John T. Chambers	3,518,334,069	54,963,989	44,663,417	731,046,917
Amy L. Chang	3,605,777,180	7,100,335	5,083,960	731,046,917
Dr. John L. Hennessy	3,127,493,819	484,957,163	5,510,493	731,046,917
Dr. Kristina M. Johnson	3,583,872,747	29,167,728	4,921,000	731,046,917
Roderick C. McGeary	3,524,632,081	87,439,059	5,890,335	731,046,917
Charles H. Robbins	3,582,388,461	30,584,877	4,988,137	731,046,917
Arun Sarin	3,587,185,952	25,213,384	5,562,139	731,046,917
Steven M. West	3,481,462,126	130,037,772	6,461,577	731,046,917

Proposal 2: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non- Votes
3,396,151,574	208,085,080	13,724,821	731,046,917

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 29, 2017:

For	Against	Abstained	Broker Non- Votes
4,241,437,890	100,450,311	7,120,191	0

Proposal 4: A shareholder proposal to request an annual report relating to Cisco’s lobbying policies, procedures and activities:

For	Against	Abstained	Broker Non- Votes
1,197,554,260	2,235,978,127	184,429,088	731,046,917

Proposal 5: A shareholder proposal to request a report disclosing certain employment data relating to Cisco’s Arab and non-Arab employees in Israel-Palestine for each of the past three years:

For	Against	Abstained	Broker Non- Votes
137,461,488	3,182,339,557	298,160,430	731,046,917

Proposal 6: A shareholder proposal to request the Board to form a committee to reassess policies and criteria for decisions with respect to Cisco’s business involvements with Israel’s Settlements:

For	Against	Abstained	Broker Non- Votes
83,458,270	3,348,753,075	185,750,130	731,046,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 13, 2016	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary